Calculation of Filing Fee Tables

S-3

IonQ, Inc.

Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	280,958	$ 30.92	$8,687,221.36	0.0001381	$1,199.71

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities

				Total Offering Amounts:			$ 8,687,221.36		$1,199.71
				Total Fees Previously Paid:					$ 0.00
				Total Fee Offsets:					$ 0.00
				Net Fee Due:					$1,199.71

Offering Note

[1]

This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s registration statement on Form S-3ASR (File No. 333-285279) filed with the Securities and Exchange Commission on February 26, 2025 (the “Registration Statement”).

Amount Registered represents shares of common stock offered by the selling stockholder in this prospectus supplement and includes an indeterminate number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholder. Amount Registered represents 280,958 additional shares of common stock that were omitted from the Calculation of Filing Fee Table in connection with the prospectus supplement dated February 27, 2026 (the “Prior Prospectus Supplement”).

The filing fee, calculated on the same basis as the Calculation of Filing Fee Table included in the Prior Prospectus Supplement and in accordance with Rule 457(r) under the Securities Act, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of the Prior Prospectus Supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses	☑Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Narrative Disclosure

The maximum aggregate offering price of the securities to which the prospectus relates is $8,687,221.36. The prospectus is a final prospectus for the related offering.